Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
October 25, 2006		(813) 282-1225
FOR IMMEDIATE RELEASE

OSI RESTAURANT PARTNERS, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, October 25, 2006 -- The Board of Directors of OSI Restaurant Partners, Inc. (NYSE: OSI) at its regular meeting held on October 24, 2006, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on December 1, 2006 to shareholders of record as of November 17, 2006.

OSI Restaurant Partners, Inc. portfolio of brands consists of Outback Steakhouse, Carrabba's Italian Grill, Bonefish Grill, Fleming's Prime Steakhouse & Wine Bar, Roy's, Lee Roy Selmon's, Blue Coral Seafood & Spirits and Cheeseburger in Paradise restaurants with operations in 50 states and 21 countries internationally.

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